SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No.)

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Filed by a party other than the Registrant		[ ]

Check the appropriate box:
[ ]	Preliminary Proxy Statement	[ ]	Confidential, for Use of the
[X]	Definitive Proxy Statement		Commission Only (as permitted
[ ]	Definitive Additional Materials		by Rule 14a-6(e)(2))
[ ]	Soliciting Material under
Rule 14a-12

GLOWPOINT, INC.
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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GLOWPOINT, INC.
1776 Lincoln Street, Suite 1300
Denver, Colorado 80203

April 26, 2017

Dear Stockholder:

We are pleased to invite you to the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Glowpoint, Inc. (the “Company”), which will be held at 9:00 a.m. MDT on May 24, 2017, at our offices located at 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203.

At the Annual Meeting, you will be asked to: (i) elect five members of our Board of Directors to serve until our next annual meeting of stockholders, or until their respective successors are duly elected and qualified; (ii) ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and (iii) transact other business as may properly come before the meeting.

The enclosed Notice and Proxy Statement contain complete information about the matters to be considered at the Annual Meeting. We are also enclosing our 2016 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission on March 31, 2017. Copies of these materials are available for review at www.glowpoint.com/investor-relations or may be mailed to you free of charge by requesting a copy from us at 303-640-3838 or mailing a request to the Glowpoint Investor Relations department located at Glowpoint, Inc., 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203. This Proxy Statement and our 2016 Annual Report on Form 10-K are also available for viewing, printing and downloading at http://www.astproxyportal.com/ast/16839/.

We hope you will be able to attend the Annual Meeting in person. Whether or not you expect to attend, we urge you to complete, date, sign and return the proxy card in the enclosed envelope or submit your proxy by telephone or internet, so that your shares will be represented and voted at the Annual Meeting.

Sincerely,

Peter Holst President and Chief Executive Officer

GLOWPOINT, INC.
1776 Lincoln Street, Suite 1300
Denver, Colorado 80203

NOTICE OF THE 2017 ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD MAY 24, 2017

To our Stockholders:

The 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Glowpoint, Inc. (the “Company”), will be held at 9:00 a.m. MDT on May 24, 2017, at Glowpoint Inc.’s offices, located at 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203, for the following purposes:

1.	To elect five members of our Board of Directors to serve until our next annual meeting of stockholders, or until their respective successors are duly elected and qualified;

2.	To ratify the appointment of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017; and

3.	To transact other business as may properly come before the Annual Meeting.

WHO MAY VOTE:
Stockholders of record of our Common Stock, $0.0001 par value per share, and of our Series A-2 Convertible Preferred Stock, par value $0.0001 per share, as of the close of business on April 17, 2017 are entitled to vote at the Annual Meeting, or any adjournment or postponement thereof. A list of stockholders will be available at the Annual Meeting and during the 10 days prior to the Annual Meeting at our principal executive offices located at 1776 Lincoln Street, Suite 1300, Denver CO, 80203.

All stockholders are cordially invited to attend the Annual Meeting. Whether you plan to attend the Annual Meeting or not, we urge you to vote and submit your proxy by internet, telephone or mail to ensure the presence of a quorum. You may change or revoke your proxy at any time before it is voted at the Annual Meeting.

By order of the Board of Directors,

David Clark Chief Financial Officer and Corporate Secretary

WE URGE YOU TO COMPLETE, SIGN, DATE AND RETURN PROMPTLY THE ACCOMPANYING PROXY CARD OR TO VOTE BY TELEPHONE OR INTERNET

GLOWPOINT, INC.
1776 Lincoln Street, Suite 1300
Denver, Colorado 80203

PROXY STATEMENT

FOR THE 2017 ANNUAL MEETING OF STOCKHOLDERS

This Proxy Statement (this “Proxy Statement”), along with the accompanying Notice of the 2017 Annual Meeting of Stockholders (the “Notice”), contains information about the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of Glowpoint, Inc., including any adjournments or postponements of the Annual Meeting. We are holding the Annual Meeting at 9:00 a.m. MDT on May 24, 2017, at Glowpoint, Inc.’s offices located at 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203. Directions to the Annual Meeting can be obtained by telephoning us at 303-640-3838. In this Proxy Statement, we refer to Glowpoint, Inc. as “we,” “our,” “us” or the “Company.”

This Proxy Statement relates to the solicitation of proxies by our Board of Directors (the “Board of Directors” or the “Board”) for use at the Annual Meeting.

On or about April 26, 2017, we will send this Proxy Statement, the attached Notice and the enclosed proxy card to all stockholders entitled to vote at the Annual Meeting. Although not part of the Proxy Statement, we will also send along with this Proxy Statement our 2016 Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2016.

Important Notice Regarding the Availability of Proxy Materials for Our
Annual Meeting to Be Held on May 24, 2017

This Proxy Statement and our 2016 Annual Report on Form 10-K are available for viewing, printing and downloading at http://www.astproxyportal.com/ast/16839/.  We are providing a copy of our Annual Report on Form 10-K for the year ended December 31, 2016 with the accompanying proxy materials. Additionally, you can find a copy of our Annual Report on Form 10-K, which includes our financial statements for the fiscal year ended December 31, 2016, on the website of the Securities and Exchange Commission (the “SEC”) at http://www.sec.gov or on our website at http://www.glowpoint.com/investor-relations.

RECORD DATE; VOTING SECURITIES; QUORUM

Only holders of record of our Common Stock, $0.0001 par value per share (“Common Stock”), and our Series A-2 Convertible Preferred Stock, par value $0.0001 per share (“Series A-2 Preferred Stock”), as of the close of business on April 17, 2017 (the “Record Date”) are entitled to vote at the Annual Meeting. As of the Record Date, 36,534,840 shares of Common Stock were issued and outstanding and 31.6 shares of Series A-2 Preferred Stock were issued and outstanding.

Each holder of Common Stock is entitled to cast one vote per share of Common Stock held by such holder on each matter to be presented at the Annual Meeting. Each holder of Series A-2 Preferred Stock is entitled to vote on each matter to be presented at the Annual Meeting on an as converted basis up to 4.99% of (i) the Common Stock issuable upon conversion of the Series A-2 Preferred Stock held by such holder in accordance with the terms of the Certificate of Designations, Preferences and Rights of the Series A-2 Preferred Stock (the “Certificate of Designations”), plus (ii) all other shares of Common Stock beneficially owned by such holder, unless such holder has waived such holder’s right to vote with respect to any or all of such holder’s Series A-2 Preferred Stock in accordance with the Certificate of Designations, in which case such holder is not entitled to vote such Series A-2 Preferred Stock in respect of any matter to be presented at the Annual Meeting. As of the Record Date, each share of Series A-2 Preferred Stock was convertible into 2,514 shares of Common Stock (for a total of 79,442 shares).

A quorum is present at the Annual Meeting if a majority of the shares of our capital stock issued and outstanding and entitled to vote on the Record Date are represented in person or by proxy. If a quorum is not present, the Annual Meeting may be adjourned from time to time until a quorum is obtained.

VOTING PROCEDURES; REQUIRED VOTES

The shares represented by the proxies received, properly dated and executed or authenticated, in the case of voting by telephone or internet, and not revoked will be voted at the Annual Meeting in accordance with the instructions of the stockholders.

Telephone and internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 23, 2017.

If your shares are held in “street name” (held in the name of a bank, broker or other holder of record), you will receive instructions from the holder of record. You must follow the instructions of the holder of record in order for your shares to be voted. Telephone and internet voting also will be offered to stockholders owning shares through certain banks and brokers. If your shares are not registered in your own name and you plan to vote your shares in person at the Annual Meeting, you should contact your broker or agent to obtain a legal proxy or broker’s proxy card and bring it to the Annual Meeting in order to vote.

Abstentions will be treated as shares that are present and entitled to vote, while broker “non-votes” will be treated only as shares that are present for purposes of determining the presence of a quorum. An abstention is the voluntary act of not voting by a stockholder who is present in person or by proxy at the Annual Meeting and entitled to vote. A broker “non-vote” occurs when a broker nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary power for that particular item and has not received instructions from the beneficial owner.

Proposal No. 1: Pursuant to our by-laws, a plurality of the votes duly cast at the Annual Meeting is required for the election of directors. This means that the nominees receiving the highest number of affirmative votes will be elected to fill the director positions available. Accordingly, abstentions and broker non-votes will not be counted for purposes of the election of directors and therefore, will have no effect on the outcome of such election.

Proposal No. 2: Pursuant to our by-laws, the vote of the holders of a majority of the total number of votes of our capital stock represented in person or by proxy and entitled to vote at the Annual Meeting, voting as a single class, is required for the ratification of the selection of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending

December 31, 2017. A properly executed proxy marked “ABSTAIN” will not be voted, although it will be counted as present and entitled to vote for purposes of the Proposal. Accordingly, an abstention will have the effect of a vote against the Proposal. For ratification of the selection of the Company’s independent registered public accounting firm, brokers will have discretionary authority in the absence of timely instructions from their customers.

Stockholders have the option to vote by telephone or internet by following the instructions on the attached proxy card. WE ENCOURAGE YOU TO RECORD YOUR VOTE BY TELEPHONE OR INTERNET. These voting methods are convenient, and save significant postage and processing costs. In addition, when you vote by telephone or internet prior to the meeting date, your vote is recorded immediately and there is no risk that postal delays will cause your vote to arrive late and therefore not be counted.

SOLICITATION AND REVOCATION

After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Regardless of whether you voted using a traditional proxy card or by telephone or internet, you may use any of these methods to change your vote. You may change your vote either by submitting a proxy card prior to the date of the Annual Meeting or by voting again prior to the time at which the telephone and internet voting facilities close by following the procedures applicable to those methods of voting. In each event, the later submitted vote will be recorded and the earlier vote revoked. You may also revoke a proxy by voting in person at the Annual Meeting. Your attendance at the Annual Meeting will not by itself constitute revocation of a proxy.

We will bear the cost of the solicitation of proxies from our stockholders, including the cost of preparing, assembling and mailing the proxy solicitation materials. In addition to solicitation by mail, our directors, officers and employees may solicit proxies from stockholders by telephone or other electronic means or in person, but no such person will be specifically compensated for such services. We will cause brokerage houses and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of stock held of record by such persons. We will reimburse such custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses in doing so. We have engaged American Stock Transfer and Trust Company to aid in the distribution of the proxy materials and will reimburse their related reasonable out-of-pocket expenses.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding the beneficial ownership of our capital stock as of April 17, 2017 by each of the following:

•
each person (or group within the meaning of Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) known by us to own beneficially more than 5% of any class of our voting securities;

•	the named executive officers set forth in the Summary Compensation Table under “Executive Compensation” below;

•	each of our directors and director nominees; and

•	all of our directors and executive officers as a group.

The amounts and percentages are based on 36,534,840 shares of Common Stock and 31.6 shares of Series A-2 Preferred Stock issued and outstanding as of April 17, 2017. The issued and outstanding shares of our Series A-2 Preferred Stock are held by David Robinson, who holds 31.6 shares or 100% of the class. As used in this table, “beneficial ownership” means the sole or shared power to vote or direct the voting or to dispose or direct the disposition of any security. A person is considered the beneficial owner of securities that can be acquired within 60 days of such date through the exercise or conversion of any option, warrant or other derivative security. Shares of Common Stock subject to options, restricted stock units (“RSUs”), warrants or other derivative securities which are currently exercisable or convertible or are exercisable or convertible within such 60 days are considered outstanding for computing the ownership percentage of the person holding such options, RSUs, warrants or other derivative security, but are not considered outstanding for computing the ownership percentage of any other person.

	Common Stock
Name and Address of Beneficial Owners(1)	Amount and Nature of Beneficial Ownership (2)		Percent of Class
Named Executive Officers and Directors:
Peter Holst	1,937,578	(4)	5.3%
David Clark	255,627	(5)	*
Kenneth Archer	357,805	(6)	*
David Giangano	204,660	(7)	*
Patrick J. Lombardi	312,328	(8)	*
James S. Lusk	394,680	(9)	1.1%
Gary Iles (3) 2842 10th Street, Boulder, CO 80304	—		*
All directors and executive officers as a group (6 people)	3,462,678		9.5%

Greater than 5% Owners:
Main Street Capital Corporation 1300 Post Oak Boulevard, 8th Floor, Houston, TX 77056	7,711,517	(10)	21.1%
Sandra and Norman Pessin JTWROS	7,035,059	(11)	19.3%
Jason T. Adelman 30 E. 72nd Street, Fifth Floor New York, NY 10021	3,420,200	(12)	9.4%
———————
* Less than 1%

(1)	Unless otherwise noted, the address of each person listed is c/o Glowpoint, Inc., 1776 Lincoln Street, Suite 1300, Denver, CO 80203.

(2)	Unless otherwise indicated by footnote, the named persons have sole voting and investment power with respect to the shares of Common Stock beneficially owned.

(3)
Gary Iles is the Company’s former Senior Vice President, Sales and Marketing. His employment with the Company terminated on June 10, 2016 and Mr. Iles did not beneficially own any shares as of such date.

(4)	Includes 928,836 shares of Common Stock, 875,000 shares of Common Stock subject to stock options presently exercisable, and 133,742 shares of unvested restricted Common Stock.

(5)
Includes 69,370 shares of Common Stock, 100,000 shares of Common Stock subject to stock options presently exercisable or exercisable within 60 days of April 17, 2017 and 86,257 shares of unvested restricted Common Stock.

(6)
Includes 12,500 shares of Common Stock, 6,269 shares of unvested restricted Common Stock, 100,000 shares of Common Stock subject to stock options presently exercisable or exercisable within 60 days of April 17, 2017 and 239,036 shares of Common Stock issuable from RSUs that are vested or will vest within 60 days of April 17, 2017.

(7)	Includes 204,660 shares of Common Stock issuable from RSUs that are vested or will vest within 60 days of April 17, 2017.

(8)	Includes 7,444 shares of unvested restricted Common Stock, and 304,884 shares of Common Stock issuable from RSUs that are vested or will vest within 60 days of April 17, 2017.

(9)
Includes 38,750 shares of Common Stock, 6,269 shares of unvested restricted Common Stock, 110,625 shares of Common Stock subject to stock options presently exercisable or exercisable within 60 days of April 21, 2016 and 239,036 shares of Common Stock issuable from RSUs that are vested or will vest within 60 days of April 17, 2017.

(10)
Based on ownership information from an amendment to Schedule 13D filed on March 29, 2017. Includes 7,645,414 shares of Common Stock directly owned by Main Street Capital Corporation’s (“MSCC”) subsidiary, Main Street Equity Interests, Inc., 47,741 shares of Common Stock owned by MSCC’s subsidiary, Main Street Mezzanine Fund LP and 18,362 shares of

Common Stock owned by MSCC’s subsidiary, Main Street Capital II, LP. MSCC may be deemed to have shared voting and investment power with respect to the 7,711,517 shares of Common Stock.

(11)	Based on ownership information from an amendment to Schedule 13D filed on December 31, 2014. The address of Sandra and Norman Pessin JTWROS is not provided in the amendment to Schedule 13D.

(12)
Based on ownership information from an amendment to Schedule 13G filed on February 2, 2016. Mr. Adelman beneficially owns 2,820,200 shares of Common Stock held in joint tenancy with his spouse and 600,000 shares held in his retirement plan. Mr. Adelman has shared voting and investment power with respect to 3,420,200 shares of Common Stock.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

Directors to be elected are to serve until the next annual meeting of stockholders or until their respective successors are duly elected and qualified. The number of directors is determined from time to time by our Board of Directors and is currently five members. The nominees who will stand for election are Kenneth Archer, David Giangano, Peter Holst, Patrick J. Lombardi and James S. Lusk, all of whom are currently members of our Board of Directors. The five nominees receiving the highest number of affirmative votes will be elected as directors. In the event any nominee is unable or unwilling to serve as a nominee, the Board of Directors may select a substitute nominee. If a substitute nominee is selected, proxies will be voted in favor of such nominee. Our Board of Directors has no reason to believe that any of the named nominees will be unable or unwilling to serve as a nominee or as a director if elected. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Director Nominees

The following table sets forth information with respect to our director nominees.

Name	Age	Position with Company
Kenneth Archer (2)(3)	59	Director, Chairman of the Nominating Committee
David Giangano (1)(2)	55	Director
Peter Holst	48	Director, Chief Executive Officer and President
Patrick J. Lombardi (1)	69	Director, Chairman of the Board
James S. Lusk (1)(2)(3)	61	Director, Chairman of the Audit Committee, Chairman of the Compensation Committee

(1)	Member of the Audit Committee

(2)	Member of the Compensation Committee

(3)	Member of the Nominating Committee

Nominee Biographies

Kenneth Archer, Director. Mr. Archer joined our Board of Directors in June 2010. Mr. Archer is currently the Vice President of Global Sales Enablement for Hewlett-Packard, an industry-leading global technology company, and previously served as the Americas Vice President of Channels and Alliances for the Technology Services Business from November 2011 to March 2014. From June 2009 to October 2011, Mr. Archer was CEO of TriNET Systems, a provider of global design, implementation and support services for communication and networking solutions from Avaya, Extreme, Juniper, and Nectar Networks.  From April 2008 to June 2009, Mr. Archer was President of Prime Communications, an Avaya Gold Business Partner, until it was acquired by TriNET Systems in June 2009. Prior to Prime Communications, Mr. Archer was Vice President of North American Channels for Avaya commencing in July 2005, where he was responsible for the channel strategy, program, operations, and partner management team, and spent 24 years before that at Hewlett-Packard working in various roles within the channels program.  He previously served on the Board of Directors of Juma Technology Corp. (OTCBB:JUMT), a leading IP convergence firm specializing in managed services, and previously served on the Board of Directors of PRG Group, Inc. (PRGJ.PK), the former holding company of Prime Communications.  Mr. Archer graduated with a BS in Marketing from West Chester University of Pennsylvania and received an Executive MBA Management degree from Fairleigh Dickinson University in New Jersey.

In considering Mr. Archer as a director of the Company, the Board reviewed his specialized experience and extensive knowledge in sales and marketing (specifically in building and establishing a channel sales program and strategy) in the communications and networking industries, and also his leadership experience as a chief executive.

David Giangano, Director. Mr. Giangano joined our Board of Directors in February 2015. Mr. Giangano co-founded Nectar Services Corp. in 2007 and has served as Nectar’s President and CEO since 2007. Nectar is a leader in the development of network monitoring and management software for voice, video, data, and advanced applications for the Unified Communications (UC) industry. Mr. Giangano developed Nectar’s world-class channel program where he oversaw Nectar’s complete go-to-market strategy, global channel and OEM partner programs. Nectar’s channel partner and OEM presence currently spans over 100 countries and is also augmented by numerous Alliance partnerships. In 2002, Mr. Giangano founded Juma Technology, an Avaya Platinum Business Partner specializing in IP convergence. There he established a reputation as an industry leader in Voice & Data IP Convergence. Earlier in his career, Mr. Giangano spent 10 years with Northrop Grumman Corporation as a Senior Design Engineer in the R&D group and as a Project Leader on various military and commercial programs. Mr. Giangano holds multiple patents in such disciplines as data encryption, data acquisition and digital signal processing. His technical writings have been published in NASA and Institute of Electrical and Electronics Engineers (IEEE) journals and magazines. Mr. Giangano earned a Bachelor of Science in Engineering from Fairleigh Dickinson University.

In considering Mr. Giangano as a director of the Company, the Board reviewed his specialized experience and knowledge in sales and marketing in the communications and networking industries, and also his leadership experience as a chief executive.

Peter Holst, Chief Executive Officer and Director.  Prior to being named President and CEO in January 2013, Mr. Holst served had served as the Company’s Senior Vice President for Business Development since October 1, 2012. Prior to joining the Company, Mr. Holst served as the Chief Executive Officer of Affinity VideoNet, Inc. (“Affinity”), a leading provider of public videoconferencing rooms and managed videoconferencing services, from June 1, 2008 until October 1, 2012, when the Company acquired Affinity. Prior to joining Affinity, Mr. Holst served as the President and Chief Operating Officer of Raindance Communications. Mr. Holst holds a degree in Business Administration from the University of Ottawa.

In considering Mr. Holst as a director of the Company, the Board reviewed his extensive knowledge and expertise in the communication services industry, and the leadership he has shown in his positions with prior companies.

Patrick J. Lombardi, Chairman of the Board. Mr. Lombardi joined our Board of Directors in April 2014, and has served as Chairman since joining the Board. Prior to his retirement in 2013, Mr. Lombardi was a self-employed consultant to the telecommunications industry from 1996 to March 2013. From 1981 to 1996, Mr. Lombardi worked for Jones International, Ltd. and subsidiaries, serving as Group President and holding several senior management positions for subsidiaries of Jones. Mr. Lombardi formerly served on the Boards of Directors for Jones Intercable, Inc., Bell Cablemedia plc and Raindance Communications, Inc. Mr. Lombardi holds a B.B.A. degree in Accounting from the University of Notre Dame and is a certified public accountant.

In considering Mr. Lombardi as a director of the Company, the Board reviewed his extensive expertise and knowledge regarding the telecommunications industry, as well as the prior directorships and executive positions he has held with public companies. Mr. Lombardi qualifies as an “audit committee financial expert” under the applicable SEC rules and accordingly contributes to the Board of Directors his understanding of corporate finance and his skills in analyzing and evaluating financial statements.

James S. Lusk, Director. Mr. Lusk joined our Board of Directors in February 2007.  Mr. Lusk is currently the Chief Financial Officer of Sutherland Global Services, a global provider of business process transformation and technology management services. Mr. Lusk joined Sutherland in July 2015. From 2007 until July 2015, Mr. Lusk was Executive Vice President of ABM Industries Incorporated (NYSE:ABM), a leading provider of facility solutions, and served as ABM’s Chief Financial Officer from 2007 until April 2015. Prior to joining ABM, he served as Vice President, Business Services and Chief Operating Officer for the Europe, Middle East and Africa region for Avaya from 2005 to 2007. Mr. Lusk has also served as Chief Financial Officer and Treasurer of BioScrip/MIM, President of Lucent Technologies’ Business Services division, and interim Chief Financial Officer and Corporate Controller of Lucent Technologies. Mr. Lusk earned his B.S. (Economics), cum laude, from the Wharton School, University of Pennsylvania, and his M.B.A (Finance) from Seton Hall University. He is a certified public accountant and was inducted into the AICPA Business and Industry Leadership Hall of Fame in 1999.

In considering Mr. Lusk as a director of the Company, the Board reviewed his extensive expertise and knowledge regarding finance and accounting matters, as well as compensation, risk assessment and corporate governance. Mr. Lusk qualifies as an “audit committee financial expert” under the applicable SEC rules and accordingly contributes to the Board of Directors his understanding of generally accepted accounting principles and his skills in auditing, as well as in analyzing and evaluating financial statements.

Board Recommendation

The Board of Directors recommends that the stockholders vote FOR the election of each nominee for director to serve until our next annual meeting of stockholders, or until his successor is duly elected and qualified.

CORPORATE GOVERNANCE

Board of Directors

Our Board of Directors currently consists of five directors. The current Board members include four independent directors and our chief executive officer. The core responsibility of our Board of Directors is to exercise its business judgment to act in what it reasonably believes to be in the best interests of the Company and its stockholders. Further, members of the Board fulfill their responsibilities consistent with their fiduciary duty to the stockholders, and in compliance with all applicable laws and regulations. The primary responsibilities of the Board include:

•	Oversight of management performance and assurance that stockholder interests are served;

•	Oversight of the Company’s business affairs and long-term strategy; and

•	Monitoring adherence to the Company’s standards and policies, including, among other things, policies governing internal controls over financial reporting.

Our Board of Directors met seven times during the year ended December 31, 2016. During this period, each director attended 75% or more of the aggregate of (i) the total number of meetings of the Board of Directors held during the period for which he was a director and (ii) the total number of meetings of committees of the Board of Directors on which he served, held during the period for which he served. The Company does not have a policy with regard to directors’ attendance at our annual meetings of stockholders. All of our directors attended the 2016 annual meeting of stockholders.

Our Board of Directors conducts its business through meetings of the Board and through activities of the standing committees, as further described below. The Board and each of the standing committees meet throughout the year on a set schedule and also holds special meetings and acts by written consent from time to time, as appropriate. Board agendas include regularly scheduled executive sessions of the independent directors to meet without the presence of management. The Board has delegated various responsibilities and authority to different committees of the Board, as described below. Members of the Board have access to all of our members of management outside of Board meetings.

Director Independence

Our Board of Directors has determined that each of our current directors, other than Mr. Holst, qualifies as “independent” in accordance with the rules of the NYSE MKT. Because Mr. Holst is our chief executive officer and an employee of the Company, he does not qualify as independent.

The NYSE MKT independence definition includes a series of objective tests, such as that the director is not an employee of the Company and has not engaged in various types of business dealings with the Company. In addition, as further required by the NYSE MKT rules, the Board has made a subjective determination as to each independent director that no relationship exists which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, the directors reviewed and discussed information provided by the directors and the Company with regard to each director’s business and personal activities as they may relate to the Company and the Company’s management.

Board Committees

The Board has an audit committee, a compensation committee and a nominating committee. Each of the committees regularly report on their activities and actions to the full Board. The charters for the audit committee, the compensation committee, and the nominating committee are available on the Company’s website at www.glowpoint.com/investor-relations. The contents of our website are not incorporated by reference into this document for any purpose.

Audit Committee

The audit committee currently consists of James S. Lusk (chair), David Giangano and Patrick J. Lombardi. Our Board of Directors has determined that all members of the audit committee are “independent” within the meaning of the listing standards of NYSE MKT and the SEC rules governing audit committees. In addition, our Board of Directors has determined that each of Messrs. Lusk and Lombardi has the accounting and related financial management expertise to satisfy the requirements of an “audit committee financial expert,” as determined pursuant to the rules and regulations of the SEC. The audit committee consults and meets with our independent registered public accounting firm, Chief Financial Officer and accounting personnel, reviews potential conflict of interest situations where appropriate, and reports and makes recommendations to the full Board of Directors regarding such matters. The audit committee met four times during the year ended December 31, 2016.

Please see “Report of the Audit Committee of the Board of Directors” below for additional information regarding the audit committee and the report of its members for the year ended December 31, 2016.

Compensation Committee

Our compensation committee currently consists of James S. Lusk (chair), Kenneth Archer, and David Giangano. Each member of the compensation committee meets the applicable independence requirements of the NYSE MKT. The compensation committee met two times during the year ended December 31, 2016.

The compensation committee is responsible for establishing and administering our executive compensation policies. The role of the compensation committee is to (i) formulate, evaluate and approve compensation of the Company’s directors, executive officers and key employees, (ii) oversee all compensation programs involving the use of the Company’s stock and (iii) produce, if required under applicable securities laws, a report on executive compensation for inclusion in the Company’s proxy statement for its annual meeting of stockholders. The duties and responsibilities of the compensation committee under its charter include:

•	annually reviewing and making recommendations to the Board with respect to compensation of directors, executive officers and key employees of the Company;

•
annually reviewing and approving corporate goals and objectives relevant to Chief Executive Officer compensation, evaluating the Chief Executive Officer’s performance in light of those goals and objectives, and recommending to the Board the Chief Executive Officer’s compensation levels based on this evaluation;

•	reviewing competitive practices and trends to determine the adequacy of the executive compensation program;

•	approving and overseeing compensation programs for executive officers involving the use of the Company’s stock;

•	approving and administering cash incentives for executives, including oversight of achievement of performance objectives, and funding for executive incentive plans;

•	annually performing a self-evaluation on the performance of the compensation committee; and

•	making regular reports to the Board concerning the activities of the compensation committee.

When appropriate, the compensation committee may, in carrying out its responsibilities, form and delegate authority to subcommittees. The Chief Executive Officer plays a role in determining the compensation of our other executive officers by evaluating the performance of those executive officers. The Chief Executive Officer’s evaluations are then reviewed by the compensation committee. This process leads to a recommendation for any changes in salary, bonus terms and equity awards, if any, based on performance, which recommendations are then reviewed and approved by the compensation committee.

Nominating Committee

Our nominating committee currently consists of Kenneth Archer (chair) and James S. Lusk. Each member of the nominating committee meets the independence requirements of the NYSE. The nominating committee is responsible for assessing the performance of our Board of Directors and making recommendations to our Board regarding nominees for the Board. The nominating committee met one time during the year ended December 31, 2016.

The nominating committee considers qualified candidates to serve as a member of our Board of Directors that are suggested by our stockholders. Nominees recommended by stockholders will be given appropriate consideration and evaluated in the same manner as other nominees. Stockholders can suggest qualified candidates for director by writing to our Corporate Secretary at 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203. Stockholder submissions that are received in accordance with our by-laws and that meet the criteria outlined in the nominating committee charter are forwarded to the members of the nominating committee for review. Stockholder submissions must include the following information:

•	a statement that the writer is our stockholder and is proposing a candidate for our Board of Directors for consideration by the nominating committee;

•	the name of and contact information for the candidate;

•	a statement of the candidate’s business and educational experience;

•	information regarding each of the factors set forth in the nominating committee charter sufficient to enable the nominating committee to evaluate the candidate;

•	a statement detailing any relationship between the candidate and any of our customers, suppliers or competitors;

•	detailed information about any relationship or understanding between the proposing stockholder and the candidate; and

•	a statement that the candidate is willing to be considered and willing to serve as our director if nominated and elected.

In considering potential new directors, the nominating committee will review individuals from various disciplines and backgrounds. Among the qualifications to be considered in the selection of candidates are broad experience in business, finance or administration; familiarity with national and international business matters; familiarity with our industry; and prominence and reputation. While there is no formal policy with regard to consideration of diversity in identifying director nominees, the nominating committee will consider diversity in business experience, professional expertise, gender and ethnic background, along with various other factors when evaluating director nominees. The nominating committee will also consider whether the individual has the time available to devote to the work of our Board of Directors and one or more of its committees.

The nominating committee will also review the activities and associations of each candidate to ensure that there is no legal impediment, conflict of interest or other consideration that might hinder or prevent service on our Board of Directors. In making its selection, the nominating committee will bear in mind that the foremost responsibility of a director of a corporation is to represent the interests of the stockholders as a whole. The nominating committee will periodically review and reassess the adequacy of its charter and propose any changes to the Board of Directors for approval.

Contacting the Board of Directors

Any stockholder who desires to contact our Board of Directors, committees of the Board of Directors and individual directors may do so by writing to: Glowpoint, Inc., 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203, Attention: David Clark, Corporate Secretary. Mr. Clark will direct such communication to the appropriate persons.

Board Leadership Structure and Role in Risk Oversight

At no time during the year ended December 31, 2016 was the chairman of our Board of Directors also our Chief Executive Officer. Although the Board does not have a policy regarding the separation of the roles of chairman of the Board and Chief Executive Officer, the Board believes it is in the best interests of the Company to make that determination based on the position and direction of the Company, and also the membership of the Board. This structure facilitates a greater role for the Board of Directors in the oversight of the Company, and allows the chief executive officer to focus on the management of the Company’s day-to-day operations. Currently, Patrick J. Lombardi holds the position of chairman of our Board of Directors.

The Board has an active role, directly and through its committees, in the oversight of the Company’s risk management efforts. The Board carries out this oversight role through several levels of review. The Board regularly reviews and discusses with members of management information regarding the management of risks inherent in the operation of the Company’s business and the implementation of the Company’s strategic plan, including the Company’s risk mitigation efforts.

Each of the Board’s committees also oversees the management of the Company’s risks that are under each committee’s areas of responsibility. For example, the audit committee oversees management of accounting, auditing, external reporting, internal controls and cash investment risks. The nominating committee oversees and assesses the performance of the Board and makes recommendations to the Board from time to time regarding nominees for the Board. The compensation committee oversees risks arising from compensation practices and policies. While each committee has specific responsibilities for oversight of risk, the Board is regularly informed by each committee about such risks. In this manner the Board is able to coordinate its risk oversight.

Executive Officers

The following table sets forth certain information regarding our current executive officers.

Name	Age	Position
Peter Holst	48	Director, Chief Executive Officer and President
David Clark	48	Chief Financial Officer and Corporate Secretary

Biographies

Peter Holst, President and Chief Executive Officer. See “Nominee Biographies” above for Mr. Holst’s biography.

David Clark, Chief Financial Officer. Mr. Clark joined the Company in March 2013 as Chief Financial Officer and leads our financial operations and investor relations, including financial planning and reporting, accounting, tax and treasury. Mr. Clark has more than 20 years of experience in finance and accounting. Prior to joining the Company, Mr. Clark spent over eight years with Allos Therapeutics, a publicly traded biopharmaceutical company, serving from 2007 to 2012 as Vice President of Finance, Treasurer and acting CFO. While at Allos, Mr. Clark was responsible for oversight and management of all financial activities, including equity financings, strategic financial planning, and investor relations. Prior to Allos, Mr. Clark spent nearly four years with Seurat Company (formerly XOR Inc.), an e-commerce managed services company, serving most recently as CFO. Mr. Clark started his career and spent over seven years in the audit practice of PricewaterhouseCoopers LLP. Mr. Clark is an active Certified Public Accountant and received a Master of Accountancy and a B.S. in Accounting from the University of Denver.

EXECUTIVE COMPENSATION
Summary Compensation Table

The following table sets forth for the years ended December 31, 2016 and 2015 compensation awarded to, paid to, or earned by the Chief Executive Officer and our other executive officers, including our former Senior Vice President, Sales and Marketing who left the Company in June 2016 (the “Named Executive Officers”).

Name and Principal Position	Year	Salary	Bonus		Stock Awards(1)		All Other Compensation		Total
Peter Holst Chief Executive Officer and President	2016	$199,875	75,000	(3)	$331,808	(4)	$5,134	(5)	$611,817
	2015	$199,875	—		$1,300,000	(6)	$4,537	(7)	$1,504,412
David Clark Chief Financial Officer	2016	$225,133	30,000	(3)	$120,731	(8)	$7,387	(9)	$383,251
	2015	$225,133	—		$416,000	(10)	$6,731	(11)	$647,864
Gary Iles Former Senior Vice President, Sales and Marketing(2)	2016	$77,404	—		$33,000	(12)	23,224	(13)	$133,628
	2015	$159,519	—		$208,000	(14)	5,162	(15)	$372,681

(1)
These amounts represent the aggregate grant date fair value for awards of RSUs and restricted stock for fiscal years 2016 and 2015, respectively, computed in accordance with FASB ASC Topic 718. Please see Note 12 of the Notes to Consolidated Financial Statements contained in our 2016 Annual Report on Form 10-K for an explanation of the assumptions made in valuing these awards.

(2)
Mr. Iles joined the Company as Senior Vice President, Sales and Marketing on February 5, 2015 and his employment with the Company terminated on June 10, 2016. Mr. Iles received an annual base salary of $175,000 and was eligible to receive a maximum annual incentive bonus equal to 100% of his base salary. Mr. Iles forfeited the 2015 and 2016 stock awards shown in the table above upon his termination.

(3)	Represents a cash bonus earned for fiscal year 2016.

(4)
Represents the sum of the grant date fair values of the following awards: (i) 108,742 shares of restricted stock granted on January 26, 2016 (which had a grant date fair value of $59,808), in lieu of a previously reported but unpaid cash bonus of $49,092 earned in 2014, which vest on March 14, 2018, (ii) 333,333 performance-vested RSUs granted on January 26, 2016 (the “January 2016 PVRSUs”), the terms of which are described below under “Grants of Performance-Vested Restricted Stock Units,” and (iii) 333,333 performance-vested RSUs granted on December 31, 2016 (the “December 2016 PVRSUs”), the terms of which are described below under “Grants of Performance-Vested Restricted Stock Units.” The grant date fair value of the January 2016 PVRSUs and the December 2016 PVRSUs is based upon achievement of 100% of the target performance deemed probable. Assuming achievement of the maximum 120% of target performance, the grant date fair value for Mr. Holst’s January 2016 PVRSUs would be $220,000 and the grant date fair value for his December 2016 PVRSUs would be $106,400.

(5)	Represents a Company matching contribution of $2,614 under the Company’s 401(k) Plan and $2,520 of parking reimbursement.

(6)
Represents the sum of the grant date fair values of the following awards: (i) 1,250,000 RSUs, of which 250,000 vest on a time-based method (with vesting of 75% on January 1, 2018 and 25% on January 1, 2019) and (ii) 1,000,000 performance-vested RSUs granted on February 4, 2015 (the “2015 PVRSUs”), the terms of which are described below under “Grants of Performance-Vested Restricted Stock Units.” The grant date fair value of the 2015 PVRSUs is based upon achievement of 100% of the target performance deemed probable. Assuming achievement of the maximum 120% of target performance, the original grant date fair value for Mr. Holst’s 2015 PVRSUs was $1,248,000. Mr. Holst forfeited a total of 666,666 of the

1,000,000 2015 PVRSUs in 2015 and 2016 as the Company did not achieve the threshold level of the performance measures for the years ended December 31, 2015 and 2016.

(7)	Represents a Company matching contribution of $2,137 under the Company’s 401(k) Plan and $2,400 of parking reimbursement.

(8)
Represents the sum of the grant date fair value of the following awards: (i) 61,257 shares of restricted stock granted on January 26, 2016 (which had a grant date fair value of $33,691), in lieu of a previously reported but unpaid cash bonus of $27,655 earned in 2014, which vest on March 14, 2018, (ii) 106,667 January 2016 PVRSUs, and (iii) 106,667 December 2016 PVRSUs. The grant date fair value of the January 2016 PVRSUs and the December 2016 PVRSUs is based upon achievement of 100% of the target performance. Assuming achievement of the maximum 120% of target performance deemed probable, the grant date fair value for Mr. Clark’s January 2016 PVRSUs would be $70,400 and the grant date fair value for his December 2016 PVRSUs would be $34,048.

(9)	Represents a Company matching contribution of $4,867 under the Company’s 401(k) Plan and $2,520 of parking reimbursement.

(10)
Represents the sum of the grant date fair values of the following awards: (i) 400,000 RSUs, of which 80,000 vest on a time-based method (with vesting of 75% on January 1, 2018 and 25% on January 1, 2019) and (ii) 320,000 2015 PVRSUs. The grant date fair value of the 2015 PVRSUs is based upon achievement of 100% of the target performance deemed probable. Assuming achievement of the maximum 120% of target performance, the original grant date fair value for Mr. Clark’s 2015 PVRSUs was $399,360. Mr. Clark forfeited a total of 213,334 of the 320,000 2015 PVRSUs in 2015 and 2016 as the Company did not achieve the threshold level of the performance measures for the years ended December 31, 2015 and 2016.

(11)	Represents a Company matching contribution of $4,331 under the Company’s 401(k) Plan and $2,400 of parking reimbursement.

(12)
Represents the grant date fair value of 60,000 January 2016 PVRSUs issued on January 26, 2016, the terms of which are described below under “Grants of Performance-Vested Restricted Stock Units,” and subsequently forfeited upon Mr. Iles’ termination date.

(13)
Represents severance payments of $20,192, which was the equivalent of six weeks of his salary in effect on the date of his separation, a Company matching contribution of $1,772 under the Company’s 401(k) Plan and $1,260 of parking reimbursement.

(14)
Represents the sum of the grant date fair values of the following awards: (i) 20,000 RSUs that vest on a time-based method (with vesting of 50% on January 1, 2017, 25% on January 1, 2018 and 25% on January 1, 2019) and (ii) 180,000 2015 PVRSUs. The grant date fair value of the 2015 PVRSUs is based upon achievement of 100% of the target performance deemed probable. Assuming achievement of the maximum 120% of target performance, the original grant date fair value for Mr. Iles’ 2015 PVRSUs was $224,640. Mr. Iles forfeited 60,000 of the 180,000 2015 PVRSUs on December 31, 2015 as the Company did not achieve the threshold level of the performance measures for the year ended December 31, 2015 and forfeited the remainder of the 2015 PVRSUs and all of his 2015 RSUs upon his termination on June 10, 2016.

(15)	Represents a Company matching contribution of $2,962 under the Company’s 401(k) Plan and $2,200 of parking reimbursement.

Grants of Performance-Vested Restricted Stock Units (“PVRSUs”)

2015 PVRSUs

The Compensation Committee granted 2015 PVRSUs under the Company’s 2014 Equity Incentive Plan to the Named Executive Officers on February 4, 2015. Each vested PVRSU represents the right to receive a share of our Common Stock if certain performance goals are achieved in a specified time period. The number of earned and vested 2015 PVRSUs is calculated based on the following three measurement periods: January 1, 2015 - December 31, 2015; January 1, 2016 - December 31, 2016; and January 1, 2017 - December 31, 2017. One-third of the PVRSUs are eligible to be earned in each of the three measurement periods. Any earned PVRSUs vest at the end of the applicable measurement period. The performance measures for the 2015 PVRSUs are Adjusted EBITDA and Revenue. Adjusted EBITDA is a non-GAAP financial measure that is reconciled to the most comparable GAAP financial measure for the relevant fiscal year in Item 7 of our annual reports on Form 10-K. For the 2015 PVRSUs granted to Mr.

Holst, Adjusted EBITDA is weighted at 37.5% and Revenue is weighted at 62.5% for each of the measuring periods. For the 2015 PVRSUs granted to Mr. Clark, Adjusted EBITDA is weighted at 62.5% and Revenue is weighted at 37.5% for each of the measuring periods. For the 2015 PVRSUs granted to Mr. Iles, Adjusted EBITDA is weighted at 33.3% and Revenue is weighted at 66.7% for each of the measuring periods. The table below sets forth the threshold, target and maximum payout percentages that may be earned by each Named Executive Officer based on the threshold, target and maximum levels of Adjusted EBITDA and Revenue performance set forth below.

		Adjusted EBITDA			Revenue
	Vesting Percentage of Target PVRSUs	Fiscal 2015	Fiscal 2016	Fiscal 2017	Fiscal 2015	Fiscal 2016	Fiscal 2017
Threshold	80%	$2,748,350	$3,023,185	$3,325,504	$29,022,500	$31,924,750	$35,117,225
Target	100%	$2,893,000	$3,182,300	$3,500,530	$30,550,000	$33,605,000	$36,965,500
Maximum	120%	$3,471,600	$3,818,760	$4,200,636	$36,660,000	$40,326,000	$44,358,600

The threshold level of either the Adjusted EBITDA or Revenue performance measure must be met in order for any shares to be earned for a measurement period. The Compensation Committee determines the number of PVRSUs earned as of the last day of each measurement period by (i) dividing the total target number of 2015 PVRSUs by three (the “Per Tranche Target”), (ii) applying the Adjusted EBITDA and Revenue weightings to the Per Tranche Target, and (iii) multiplying the applicable weighted amount of the Per Tranche Target by the vesting percentage earned based on the achievement of the applicable performance measure. Performance achievement between the threshold, target and maximum levels will be determined using straight line interpolation. No 2015 PVRSUs were earned for the measurement periods ended December 31, 2015 and 2016 because the Company did achieve the threshold level of the performance measures.

January 2016 PVRSUs

The Compensation Committee granted January 2016 PVRSUs under the Company’s 2014 Equity Incentive Plan to Named Executive Officers on January 26, 2016. The terms of the January 2016 PVRSUs are comparable to those of the 2015 PVRSUs except that the January 2016 PVRSUs have a measurement period of January 1, 2018 - December 31, 2018 and the Adjusted EBITDA (as described above) and Revenue performance goals and payout percentages for the performance period are as summarized in the table below. For the January 2016 PVRSUs granted to Mr. Holst, Adjusted EBITDA is weighted at 37.5% and Revenue is weighted at 62.5%. For the January 2016 PVRSUs granted to Mr. Clark, Adjusted EBITDA is weighted at 62.5% and Revenue is weighted at 37.5%. For the January 2016 PVRSUs granted to Mr. Iles, Adjusted EBITDA is weighted at 33.3% and Revenue is weighted at 66.7%. The table below sets forth the threshold, target and maximum payout percentages that may be earned by each Named Executive Officer based on the threshold, target and maximum levels of Adjusted EBITDA and Revenue performance set forth below.

	Vesting Percentage of Target PVRSUs	Adjusted EBITDA Fiscal 2018	Revenue Fiscal 2018
Threshold	80%	95% of Target Amount	95% of Target Amount
Target	100%	110% of Fiscal 2017 Adjusted EBITDA	110% of Fiscal 2017 Revenue
Maximum	120%	120% of Target Amount	120% of Target Amount

The Compensation Committee will determine the number of PVRSUs earned as of the last day of the measurement period in the same manner as utilized in connection with each measurement period for the 2015 PVRSUs. The Compensation Committee will make a determination of the payout under the January 2016 PVRSU awards by March 15, 2019.

December 2016 PVRSUs

The Compensation Committee granted December 2016 PVRSUs under the Company’s 2014 Equity Incentive Plan to Mr. Holst and Mr. Clark on December 31, 2016. The terms of the December 2016 PVRSUs are comparable to those of the 2015 PVRSUs except that the December 2016 PVRSUs have a measurement period of January 1, 2017 - December 31, 2017 and the Adjusted EBITDA (as described above) and Revenue performance goals and payout percentages for the performance period are as summarized in the table below. The weightings of the two performance metrics for Mr. Holst and Mr. Clark are consistent with previous PVRSU awards.

	Vesting Percentage of Target PVRSUs	Adjusted EBITDA Fiscal 2017	Revenue Fiscal 2017
Threshold	80%	95% of Target Amount	95% of Target Amount
Target	100%	Projected Fiscal 2017 Adjusted EBITDA as set forth in the 2017 Annual Operating Plan	Projected Fiscal 2017 Revenue as set forth in the 2017 Annual Operating Plan
Maximum	120%	120% of Target Amount	120% of Target Amount

The Compensation Committee will determine the number of PVRSUs earned as of the last day of the measurement period in the same manner as utilized in connection with each measurement period for the 2015 PVRSUs. The Compensation Committee will make a determination of the payout under the December 2016 PVRSU awards by March 15, 2018.

Agreements with Named Executive Officers

Peter Holst Employment Agreement. On January 13, 2013, the Board appointed Peter Holst as the Company’s President and Chief Executive Officer, and as a member of the Board. In connection with his appointment, the Company entered into an employment agreement with Mr. Holst (the “Holst Employment Agreement”). The initial term of the Holst Employment Agreement, which is terminable at will by either party, expired on December 31, 2014 and renewed for successive one-year terms if not otherwise terminated. Pursuant to the Holst Employment Agreement, Mr. Holst initially received an annual base salary of $195,000 and is eligible to receive a maximum annual incentive bonus equal to 100% of his base salary, at the discretion of the compensation committee of the Board based on meeting certain financial and non-financial goals. Effective March 1, 2014, the Board increased Mr. Holst’s annual base salary to $199,875. On January 28, 2016, the Company entered into an Amended and Restated Employment Agreement (the “Amended and Restated Employment Agreement”) with Mr. Holst that amends certain termination, non-competition, and other provisions of the Holst Employment Agreement. Pursuant to the Amended and Restated Employment Agreement, upon the Company’s termination of Mr. Holst without cause, the Company is required to pay severance to Mr. Holst equal to twelve months of his base salary plus 100% of his maximum annual target bonus payable for the calendar year in which such termination occurs. Additionally, pursuant to the Amended and Restated Employment Agreement, if Mr. Holst is terminated within eighteen months of a “change in control” event (as defined in the Amended and Restated Employment Agreement), the Company must pay Mr. Holst an amount equal to twenty-four months of his base salary, 100% of his maximum annual target bonus payable for the calendar year in which such termination occurs and the pro-rated portion of Mr. Holst’s maximum annual target bonus amount for the calendar year in which the effective date of termination occurs. The Amended and Restated Employment Agreement also increases Mr. Holst’s non-competition agreement from six months to twelve months.

David Clark Employment Agreement. On March 25, 2013, the Company entered into an employment agreement with David Clark (the “Clark Employment Agreement”) in connection with his appointment as Chief Financial Officer of the Company. Pursuant to the Clark Employment Agreement, Mr. Clark initially received an annual base salary of $220,000 and is eligible to receive a maximum annual incentive bonus equal to 50% of his base salary, at the discretion of the compensation committee of the Board, based on meeting certain financial and non-financial goals. Effective March 1, 2014, the Board increased Mr. Clark’s annual base salary to $225,133. On January 28, 2016, the Company entered into a First Amendment to Employment Agreement (the “Amendment”) with Mr. Clark that modifies certain provisions of the Clark Employment Agreement. Pursuant to the Amendment,

upon the Company’s termination of Mr. Clark without cause, the Company is required to pay severance to Mr. Clark in an amount equal to six months of his base salary. Additionally, the Amendment provides that if Mr. Clark is terminated within eighteen months following a “change in control” event (as defined in the Amendment), the Company must pay severance to Mr. Clark in an amount equal to eighteen months of his base salary, 100% of his maximum annual target bonus amount for the calendar year in which the termination occurs and the pro-rated portion of his maximum annual target bonus amount for the calendar year in which the effective date of termination occurs.

Gary Iles Separation Agreement. Mr. Iles joined the Company as Senior Vice President, Sales and Marketing on February 5, 2015. Mr. Iles left the Company on June 10, 2016. In connection with Mr. Iles’ departure from the Company, the Company and Mr. Iles entered into a separation agreement dated as of June 10, 2016, effective as of June 22, 2016. Pursuant to the terms of the separation agreement, the Company paid Mr. Iles a severance payment in the aggregate amount of $20,192, less applicable deductions and withholdings, which was the equivalent of six weeks of his salary in effect on the date of his separation. The separation agreement also contained a one year non-competition agreement and non-solicitation agreement, a general release of claims against the Company by Mr. Iles, as well as other customary terms.

Outstanding Equity Awards at Fiscal Year-End

The table set forth below presents the number and values of exercisable and unexercisable options and unvested shares of restricted stock and RSUs held by the Named Executive Officers at December 31, 2016:

		Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)
Peter Holst	1/13/2013	856,770	18,230	(3)	$1.98	1/13/2023
	1/13/2013						25,000	(4)	$6,750
	2/4/2015						250,000	(5)	$67,500	333,334	(8)	$90,000
	1/26/2016									333,333	(9)	$90,000
	1/26/2016						108,742	(6)	$29,360
	12/31/2016									333,333	(10)	$90,000
David Clark	3/25/2013	93,750	6,250	(3)	$1.51	3/25/2023
	3/25/2013						25,000	(4)	$6,750
	2/4/2015						80,000	(7)	$21,600	106,666	(11)	$28,800
	1/26/2016									106,667	(12)	$28,800
	1/26/2016						61,257	(6)	$16,539
	12/31/2016									106,667	(13)	$28,800
Gary Iles (2)		—	—		$—		—		$—	—		—

(1)	The market value of the stock awards is based on the $0.27 closing market price of our Common Stock on December 30, 2016.

(2)
Mr. Iles joined the Company as Senior Vice President, Sales and Marketing on February 5, 2015 and his employment with the Company terminated on June 10, 2016. Mr. Iles had no outstanding equity awards as of December 31, 2016

(3)
Represents the unvested portion of an option award. Twenty-five percent of the award vested on the anniversary of the grant date, with the remainder vesting in equal monthly installments for 36 months thereafter.

(4)	Represents the unvested portion of 100,000 shares of restricted stock granted on January 13, 2013. The 25,000 unvested shares as of December 31, 2016 will vest on March 14, 2018.

(5)	Represents an award of 250,000 RSUs that vest on a time-based method (with vesting of 75% on January 1, 2018 and 25% on January 1, 2019).

(6)
Represents the unvested shares of restricted stock granted on January 26, 2016 in lieu of cash bonus earned as of December 31, 2014. The unvested shares as of December 31, 2016 will vest on March 14, 2018.

(7)	Represents an award of 80,000 RSUs that vest on a time-based method (with vesting of 75% on January 1, 2018 and 25% on January 1, 2019).

(8)
Represents the number of 2015 PVRSUs that would vest if the Company achieved the threshold level of performance during the final measurement period under an award of 1,000,000 2015 PVRSUs, of which a total of 666,666 have been forfeited because the Company did not achieve the threshold level of the performance measures for the 2015 and 2016 measurement periods. Of the 333,334 remaining PVRSUs, the number that vest and convert to shares of common stock can range from 0% to 120% of that number.

(9)
Represents the number of January 2016 PVRSUs that would vest if the Company achieved the threshold level of performance during the one-year measurement period ending December 31, 2018 under an award of 333,333 January 2016 PVRSUs. The number of PVRSUs that vest and convert to shares of common stock can range from 0% to 120% of the total number of PVRSUs awarded.

(10)
Represents the number of December 2016 PVRSUs that would vest if the Company achieved the threshold level of performance during the one-year measurement period ending December 31, 2017 under an award of 333,333 December 2016 PVRSUs. The number of PVRSUs that vest and convert to shares of common stock can range from 0% to 120% of the total number of PVRSUs awarded.

(11)
Represents the number of 2015 PVRSUs that would vest if the Company achieved the threshold level of performance during the final measurement period under an award of 320,000 2015 PVRSUs, of which a total of 213,334 have been forfeited because the Company did not achieve the threshold level of the performance measures for the 2015 and 2016 measurement periods. Of the 106,666 remaining PVRSUs, the number that vest and convert to shares of common stock can range from 0% to 120% of that number.

(12)
Represents the number of January 2016 PVRSUs that would vest if the Company achieved the threshold level of performance during the one-year measurement period ending December 31, 2018 under an award of 106,667 January 2016 PVRSUs. The number of PVRSUs that vest and convert to shares of common stock can range from 0% to 120% of the total number of PVRSUs awarded.

(13)
Represents the number of December 2016 PVRSUs that would vest if the Company achieved the threshold level of performance during the one-year measurement period ending December 31, 2017 under an award of 106,667 December 2016 PVRSUs. The number of PVRSUs that vest and convert to shares of common stock can range from 0% to 120% of the total number of PVRSUs awarded.

Potential Payments to Named Executive Officers upon Termination or Change-in-Control

This section summarizes the material terms of our contracts and arrangements that may provide payments or benefits upon a Named Executive Officer’s termination or upon a change in control of the Company. For the purposes of this discussion, set forth below are the standard definitions for the various types of termination, although exact definitions may vary by agreement and by person.

In accordance with the terms of the 2007 Stock Incentive Plan and 2014 Equity Incentive Plan, upon a Change in Control or Corporate Transaction, as each such term is defined in such Plans, all shares of restricted stock, restricted stock units and all unvested options immediately vest. No Named Executive Officer is entitled to accelerated vesting in connection with Voluntary Resignation, retirement, disability or a Termination for Cause.

“Voluntary Resignation” means the resignation initiated by the executive officer.

“Resignation for Good Reason” means if the executive officer resigns because: (i) there has been a diminution in his base salary; (ii) the executive officer is required to be based in an office that is more than a certain distance (e.g., 50 or 75 miles) from the current location of the office; (iii) the executive officer is assigned duties that are materially inconsistent with his current position; or (iv) there is a material diminution of his status, office, title, responsibility, or reporting requirements.

“Termination For Cause” means a termination of executive officer’s employment by the Company because, in the judgment of the Company: (i) the executive officer willfully engaged in any act or omission which is in bad faith and to the detriment of the Company; (ii) the executive officer exhibited unfitness for service, dishonesty, habitual neglect, persistent and serious deficiencies in performance, or gross incompetence, which conduct is not cured within fifteen (15) days after receipt by the executive officer of written notice of the conduct; (iii) the executive officer is convicted of a crime; or (iv) the executive officer refused or failed to act on any reasonable and lawful directive or order from the executive officer’s superior or the Board.

“Termination Without Cause” means a termination for a reason other than Termination For Cause, as defined above.

Under the terms of Mr. Holst’s Amended and Restated Employment Agreement, upon the Company’s termination of Mr. Holst without cause, the Company is required to pay severance to Mr. Holst equal to twelve months of his base salary plus 100% of his maximum annual target bonus payable for the calendar year in which such termination occurs. Additionally, if Mr. Holst is terminated within eighteen months of a “change in control” event (as defined in the Amended and Restated Employment Agreement), the Company must pay Mr. Holst an amount equal to twenty-four months of his base salary, 100% of his maximum annual target bonus payable for the calendar year in which such termination occurs and the pro-rated portion of Mr. Holst’s maximum annual target bonus amount for the calendar year in which the effective date of termination occurs.

Under the terms of the Amendment to Mr. Clark’s Employment Agreement, upon the Company’s termination of Mr. Clark without cause, the Company is required to pay severance to Mr. Clark in an amount equal to six months of his base salary. Additionally, the Amendment provides that if Mr. Clark is terminated within eighteen months following a “change in control” event (as defined in the Amendment), the Company must pay severance to Mr. Clark in an amount equal to eighteen months of his base salary, 100% of his maximum annual target bonus amount for the calendar year in which the termination occurs and the pro-rated portion of his maximum annual target bonus amount for the calendar year in which the effective date of termination occurs.

Mr. Iles joined the Company as Senior Vice President, Sales and Marketing on February 5, 2015 and left the Company on June 10, 2016. Under the terms of his separation agreement dated as of June 10, 2016, effective as of June 22, 2016, the Company paid Mr. Iles a severance payment in the aggregate amount of $20,192, less applicable deductions and withholdings, which was the equivalent of six weeks of his salary in effect on the date of his separation.

401(k) Plan

The Company maintains a tax-qualified 401(k) plan on behalf of its eligible employees, including its Named Executive Officers. Pursuant to the terms of the plan, eligible employees may defer up to 80% of their salary each year, and the Company matches 50% of an employee’s contributions on the first 4% of the employee’s salary. The Company matching contribution vests over four years.

DIRECTOR COMPENSATION

Our director compensation plan provides that non-employee directors are entitled to receive annually:  (i) a grant of restricted stock or RSUs with a grant date fair value of $40,000 (pro-rated as necessary for the period of service from the director’s date of appointment to the Board until the next annual meeting of stockholders); and (ii) a retainer fee of $25,000. The annual fee is payable in equal quarterly installments on the first business day following the end of the calendar quarter, in cash or shares of restricted stock, as chosen by the director on an annual basis on or before December 31 of the applicable fiscal year. The annual equity grants to directors are made as of the date of the annual meeting of the Company’s stockholders. Grants of restricted stock and RSUs vest on the first anniversary of the grant date or earlier upon the occurrence of certain termination events or upon a change in control of the Company. Vested RSUs are settled in shares of Common Stock on a 1-for-1 basis upon the earliest of (i) the tenth anniversary of the grant date of the RSUs, (ii) a change in control (as defined in the award agreement) of the Company and (iii) the date of a director’s separation from service from the Company.

The Company also pays the chairman of the Board of Directors an additional cash payment of $20,000 per year, the chairperson of the Company’s audit committee an additional cash payment of $10,000 per year, each of the chairpersons of the Company’s compensation committee and nominating committee an additional cash payment of $5,000 per year, and each non-chair member of any committee an additional cash payment of $3,000 per year, in each case payable in equal quarterly installments in arrears.

The following table represents compensation for our non-employee directors during the year ended December 31, 2016. All compensation for Peter Holst, our Chief Executive Officer and President, during the year ended December 31, 2016 is included in the Summary Compensation Table under “Executive Compensation” above.

Name	Fees Earned or Paid in Cash	Stock Awards(1)	Total
Kenneth Archer	$33,000	$47,650	$80,650
David Giangano	$31,000	$52,750	$83,750
Patrick J. Lombardi	$48,000	$78,250	$126,250
James S. Lusk	$43,000	$47,650	$90,650

(1)
These amounts represent the aggregate grant date fair value for awards of RSUs for fiscal year 2016 computed in accordance with FASB ASC Topic 718. Amounts include the annual grant as well as a special one-time additional RSU grant. Please see Note 12 of the Notes to Consolidated Financial Statements contained in our 2016 Annual Report on Form 10-K for an explanation of the assumptions made in valuing these awards.

As of December 31, 2016, the aggregate number of shares subject to outstanding options, unvested restricted stock awards, and unvested RSU awards for each non-employee director identified above is set forth below.

Name	Options	Restricted Stock	Unvested RSUs
Kenneth Archer	100,000	6,269	132,647
David Giangano	—	—	142,647
Patrick J. Lombardi	—	7,444	192,647
James S. Lusk	110,625	6,269	132,647

In addition, as of December 31, 2016, 387,028 vested RSUs issued to non-employee directors remain outstanding due to the deferred payment provisions set forth in the RSU awards, and are allocated among the non-employee directors as follows:

Name	Vested Deferred RSUs
Kenneth Archer	106,389
David Giangano	62,013
Patrick J. Lombardi	112,237
James S. Lusk	106,389

EQUITY COMPENSATION PLAN INFORMATION

The following table sets forth information concerning our equity compensation plans as of December 31, 2016.

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Stock Options (a)	Weighted-Average Exercise Price of Outstanding Stock Options (b)	Number of Securities to be Issued Upon Vesting of Outstanding Restricted Stock Units (c)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (excluding securities reflected in columns (a) & (c))
Equity compensation plans approved by security holders	1,222,253	$1.99	3,194,653	648,000

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The audit committee is composed of three members. Each member is a director who meets the current independence standards under the applicable SEC and NYSE MKT rules. The audit committee operates under a written audit committee charter. As described more fully in its charter, the purpose of the audit committee is to assist the Board in its general oversight of the Company’s financial reporting, internal controls and audit functions. Management is responsible for: the preparation, presentation and integrity of Company’s financial statements; accounting and financial reporting principles; internal controls; and procedures designed to reasonably assure compliance with accounting standards, applicable laws and regulations. EisnerAmper LLP (“EisnerAmper”), our independent registered public accounting firm, is responsible for performing an independent audit of the consolidated financial statements in accordance with the Standards of the Public Company Accounting Oversight Board (United States). In accordance with applicable law, the audit committee has ultimate authority and responsibility to select, compensate, evaluate and, when appropriate, replace our independent registered public accounting firm. The audit committee has the authority to engage its own outside advisers, including experts in particular areas of accounting, as it determines appropriate, apart from counsel or advisers hired by management.

The audit committee members need not be professional accountants or auditors, and their functions are not intended to duplicate or to certify the activities of management and EisnerAmper, nor can the audit committee certify that EisnerAmper is “independent” under applicable rules. The audit committee serves a Board-level oversight role, in which it provides advice, counsel and direction to management and EisnerAmper on the basis of the information it receives, discussions with management and EisnerAmper, and the experience of the audit committee’s members in business, financial and accounting matters. Two members of the audit committee have been determined by the Board to meet the qualifications of an “audit committee financial expert” in accordance with SEC rules. Stockholders should understand that this designation is an SEC disclosure requirement related to these directors’ experience and understanding with respect to certain accounting and auditing matters. The designation does not impose on these directors any duties, obligations or liability that are greater than are generally imposed on them as a member of the audit committee and the Board, and their designation as an audit committee financial expert pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of the audit committee or the Board.

In accordance with law, the audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters, including the confidential, anonymous submission by our employees received through established procedures, of concerns regarding questionable accounting or auditing matters. Among other matters, the audit committee monitors the activities and performance of EisnerAmper, including the audit scope, external audit fees, independence matters and the extent to which the firm may be retained to perform non-audit services.

In accordance with audit committee policy and applicable legal requirements, all services to be provided by EisnerAmper are pre-approved by the audit committee. Pre-approval includes audit services, audit-related services, tax services and other services. To avoid certain potential conflicts of interest, the law prohibits a publicly-traded company from obtaining certain non-audit services from EisnerAmper. We obtain these services from other service providers as needed.

The audit committee has reviewed our audited financial statements and met and held discussions with management regarding the audited financial statements. Management has represented to the audit committee that our consolidated financial statements were prepared in accordance with accounting principles generally accepted in the United States. The audit committee has discussed with EisnerAmper the matters required to be discussed by the statement on Auditing Standards No. 61, as amended, as adopted by the Pubic Company Accounting Oversight Board in Rule 3200T. These discussions have included a review as to the quality, not just the acceptability, of our accounting principles.

The audit committee has received the written disclosures and the letter from EisnerAmper required by applicable requirements of the Pubic Company Accounting Oversight Board regarding the EisnerAmper’s communications with the audit committee concerning independence, and the audit committee has discussed with EisnerAmper its independence from management and the Company. The audit committee has also considered the compatibility of non-audit services with EisnerAmper’s independence.

Based on the audit committee’s review and discussions described in this report, the audit committee recommended to the Board of Directors that our audited consolidated financial statements for the year ended December 31, 2016 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.

Respectfully submitted,
James S. Lusk, Chairman David Giangano Patrick J. Lombardi

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires executive officers and directors and persons who beneficially own more than 10% of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC. Executive officers, directors and greater than 10% stockholders are required by regulations of the SEC to furnish us with copies of all Section 16(a) reports they file.

Based solely on our review of the copies of reports we received, or written representations that no such reports were required for those persons, we believe that, for the year ended December 31, 2016, all statements of beneficial ownership required to be filed with the SEC were filed on a timely basis.

TRANSACTIONS WITH RELATED PERSONS

The Company provided video collaboration and network services to ABM Industries, Inc. (“ABM”). James S. Lusk, who serves on the Board of Directors for the Company, was an officer of ABM from 2007 until April 2015. Revenues from ABM were $45,000 for the four months ended April 30, 2015.

The Company purchased technology consulting services during 2016 from Nectar Services Corporation, (“Nectar”). David Giangano, who serves on the Board of Directors for the Company, is an officer of Nectar. Related party consulting fees of $11,000 were paid to Nectar during the year ended December 31, 2016. There were no outstanding payables due to Nectar as of December 31, 2016.

As of December 31, 2016, Peter Holst, the Company’s President and CEO and a prior stockholder of Affinity, held a 27% interest in a promissory note (the “SRS Note”) to Shareholder Representative Services LLC (“SRS”) that the Company issued in connection with the 2012 acquisition of Affinity. As of December 31, 2016, the Company had outstanding borrowings of $1,785,000 on the SRS Note. See Note 7 of the Notes to Consolidated Financial Statements contained in our 2016 Annual Report on Form 10-K for a description of the terms of the SRS Note.

As of December 31, 2016, Main Street Capital Corporation (“Main Street”) owns 7,711,517 shares, or 21%, of the Company’s common stock. Main Street is the Company’s senior debt lender. For a description of the terms of our borrowings from Main Street, please see Note 7 of the Notes to Consolidated Financial Statements contained in our 2016 Annual Report on Form 10-K.

Transactions with related parties, including the transactions referred to above, are reviewed and approved by independent members of the Board of Directors of the Company in accordance with the Company’s Code of Business Conduct and Ethics.

PROPOSAL NO. 2

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The audit committee, composed entirely of independent, non-employee members of the Board of Directors, has appointed the firm of EisnerAmper as the independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries for the fiscal year ending December 31, 2017 and is asking the stockholders for ratification of the appointment.  If the stockholders do not approve the selection of EisnerAmper, the audit committee will reconsider the appointment, but may conclude that it is in the best interests of the Company to retain EisnerAmper for the current fiscal year. Even if the appointment is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if the audit committee determines that such a change would be in the best interests of the Company.

As our independent registered public accounting firm, EisnerAmper would audit our consolidated financial statements for the fiscal year ending December 31, 2017, review the related interim quarters, and perform audit-related services and consultation in connection with various accounting and financial reporting matters. EisnerAmper may also perform certain non-audit services for our Company. The audit committee has determined that the provision of the services provided by EisnerAmper as set forth herein are compatible with maintaining EisnerAmper’s independence and the prohibitions on performing non-audit services set forth in the Sarbanes-Oxley Act and relevant SEC rules.

Audit Fees

EisnerAmper, our principal accountant, billed us approximately $229,500 for professional services for the audit of our annual consolidated financial statements for the 2016 fiscal year and the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q for the 2016 fiscal year. EisnerAmper billed us approximately $230,400 for professional services for the audit of our annual consolidated financial statements for the 2015 fiscal year and the reviews of the consolidated financial statements included in our quarterly reports on Form 10-Q for the 2015 fiscal year.

Audit-Related Fees

EisnerAmper did not bill us in the 2016 and 2015 fiscal years for any professional services rendered for audit-related items.

Tax Fees

EisnerAmper did not bill us in the 2016 and 2015 fiscal years for any professional services rendered for tax compliance, tax advice or tax planning.

All Other Fees

EisnerAmper did not bill us in the 2016 and 2015 fiscal years for any other products or services other than the audit and audit-related fees described above.

Audit Committee Pre-Approval Policy

The audit committee is required to pre-approve the engagement of EisnerAmper to perform audit and other services for the Company. Our procedures for the pre-approval by the audit committee of all services provided by EisnerAmper comply with SEC regulations regarding pre-approval of services. Services subject to these SEC requirements include audit services, audit-related services, tax services and other services. The audit engagement is specifically approved and the auditors are retained by the audit committee. The audit committee also has adopted policies and procedures for pre-approving all non-audit work performed by EisnerAmper. In accordance with audit committee policy and the requirements of law, all services provided by EisnerAmper in the 2016 and 2015 fiscal years were pre-approved by the audit committee and all services to be provided by EisnerAmper will be pre-approved. Pre-approval includes audit services, audit-related services, tax services and other services. To avoid certain potential conflicts of interest, the law prohibits a publicly traded company from obtaining certain non-audit services from its auditing firm. We obtain these services from other service providers as needed.

Board Recommendation

The Board of Directors recommends that stockholders vote FOR the ratification of the selection of EisnerAmper LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.

CODE OF CONDUCT AND ETHICS

We have adopted a code of conduct and ethics, as amended effective October 12, 2015, that applies to all of our employees, including our Chief Executive Officer and Chief Financial Officer. The text of the code of conduct and ethics (as amended) is posted on our website at www.glowpoint.com/investor-relations and will be made available to stockholders without charge, upon request, in writing to the Corporate Secretary at 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203. Disclosure regarding any amendments to, or waivers from, provisions of the code of conduct and ethics that apply to our principal executive officer, principal financial officer, principal accounting officer or controller or person performing similar functions will be included in a Current Report on Form 8-K within four business days following the date of the amendment or waiver, unless website posting of such amendments or waivers is then permitted by the rules of the national securities exchange on which the Company trades.

STOCKHOLDER PROPOSALS AND NOMINATIONS FOR DIRECTOR

Any stockholder who intends to present a proposal for inclusion in our proxy materials for the Company’s 2018 annual meeting of stockholders must deliver the proposal to the Corporate Secretary of Glowpoint, Inc. at 1776 Lincoln Street, Suite 1300, Denver, Colorado 80203, no later than December 27, 2017.

In addition, our by-laws provide that, in order for a stockholder to timely propose business for consideration at our next annual meeting of stockholders or nominate a person for election to our Board of Directors at our next annual meeting of stockholders, the stockholder must give written notice to our Corporate Secretary at our principal executive offices between February 23, 2018, which is 90 days prior to the anniversary of our 2017 annual meeting of stockholders, and March 26, 2018, which is 60 days prior to such anniversary. In the event that our next annual meeting of stockholders is called for a date that is not within 30 days before or after May 25, 2018, notice by the stockholder in order to be timely must be received not later than the close of business on the 10th day following the day on which notice of our next annual meeting of stockholders is mailed or public disclosure of our next annual meeting of stockholders is made, whichever occurs first.

HOUSEHOLDING OF ANNUAL DISCLOSURE DOCUMENTS

The SEC previously adopted a rule concerning the delivery of annual disclosure documents. The rule allows us or brokers holding our shares on your behalf to send a single set of our annual report and proxy statement to any household at which two or more of our stockholders reside, if either we or the brokers believe that the stockholders are members of the same family. This practice, referred to as “householding,” benefits both stockholders and us. It reduces the volume of duplicate information received by you and helps to reduce our expenses. The rule applies to our annual reports, proxy statements and information statements. Once stockholders receive notice from their brokers or from us that communications to their addresses will be “householded,” the practice will continue until stockholders are otherwise notified or until they revoke their consent to the practice. Each stockholder will continue to receive a separate proxy card or voting instruction card.

Those stockholders who either (i) do not wish to participate in “householding” and would like to receive their own sets of our annual disclosure documents in future years or (ii) who share an address with another one of our stockholders and who would like to receive only a single set of our annual disclosure documents should follow the instructions described below:

•
Stockholders whose shares are registered in their own name should contact our transfer agent, American Stock Transfer & Trust Company, and inform them of their request by calling them at 1-800-937-5449 or writing them at 6201 15th Avenue, 2nd Floor, Brooklyn, NY 11219.

•
Stockholders whose shares are held by a broker or other nominee should contact such broker or other nominee directly and inform them of their request. Stockholders should be sure to include their name, the name of their brokerage firm and their account number.

OTHER MATTERS

The Board of Directors knows of no other business to be presented for action at the Annual Meeting. If any matters do come before the meeting on which action can properly be taken, the persons named in the enclosed proxy will have the discretion to vote such matters in accordance with their judgment.

Appendix A

0

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

GLOWPOINT, INC.

The undersigned stockholder of Glowpoint, Inc., a Delaware corporation (the "Company"), hereby acknowledges receipt of the Notice of the 2017 Annual Meeting of Stockholders and Proxy Statement, each dated April 26, 2017, and hereby designate David Clark and Peter Holst as proxy, with full power of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2017 Annual Meeting of Stockholders of the Company to be held on May 24, 2017, and at any adjournment or postponement thereof, and to vote all shares of Common Stock, $0.0001 par value per share, and Series A-2 Convertible Preferred Stock, par value $0.0001 per share, which the undersigned would be entitled to vote if then and there personally present, on the matters set forth on the reverse side hereof.

Each of the matters set forth on the reverse side hereof is proposed by the Company. None of the matters is related to or conditioned on the approval of the other matters.

This Proxy, when executed, will be voted in the manner directed on the reverse side hereof. **If you do not specify below how you want your shares to be voted, this Proxy will be voted in accordance with the recommendations of our Board of Directors.**

In their discretion, the proxies are authorized to vote upon such other matters as may properly come before the meeting or any adjournments of the meeting.

1.1

(Continued and to be signed on the reverse side)

14475

- B 1 -

ANNUAL MEETING OF STOCKHOLDERS OF

GLOWPOINT, INC.

May 24, 2017

GO GREEN

e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.astproxyportal.com/ast/16839/.

Please sign, date and mail your proxy card in the envelope provided as soon as possible.

↓ Please detach along perforated line and mail in the envelope provided. ↓

20530000000000000000 7 052417

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL THE NOMINEES" LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the following nominees to the Company's Board of Directors to each serve until the Company's next annual meeting of stockholders, or until their respective successors are duly elected and qualified:

NOMINEES:

- ☐ FOR ALL NOMINEES
- ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES
- ☐ FOR ALL EXCEPT (See instructions below)

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark **"FOR ALL EXCEPT"** and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

- B 2 -

ANNUAL MEETING OF STOCKHOLDERS OF

GLOWPOINT, INC.

May 24, 2017

PROXY VOTING INSTRUCTIONS

INTERNET - Access "**www.voteproxy.com**" and follow the on-screen instructions or scan the QR code with your smartphone. Have your proxy card available when you access the web page.

TELEPHONE - Call toll-free **1-800-PROXIES** (1-800-776-9437) in the United States or **1-718-921-8500** from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call.

Vote online/phone until 11:59 PM EST the day before the meeting.

MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible.

IN PERSON - You may vote your shares in person by attending the Annual Meeting.

GO GREEN - e-Consent makes it easy to go paperless. With e-Consent, you can quickly access your proxy material, statements and other eligible documents online, while reducing costs, clutter and paper waste. Enroll today via www.astfinancial.com to enjoy online access.

COMPANY NUMBER	
ACCOUNT NUMBER	

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:
The Notice of Meeting, Proxy Statement and Proxy Card are available at http://www.astproxyportal.com/ast/16839/.

Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet.

20530000000000000000 7 052417

THE COMPANY'S BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR ALL THE NOMINEES" LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.
PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE ☒

1. To elect the following nominees to the Company's Board of Directors to each serve until the Company's next annual meeting of stockholders, or until their respective successors are duly elected and qualified:

☐ FOR ALL NOMINEES

☐ WITHHOLD AUTHORITY FOR ALL NOMINEES

☐ FOR ALL EXCEPT (See instructions below)

NOMINEES:
- ○ Kenneth Archer
- ○ David Giangano
- ○ Peter Holst
- ○ Patrick J. Lombardi
- ○ James S. Lusk

INSTRUCTION: To withhold authority to vote for any individual nominee(s), mark "**FOR ALL EXCEPT**" and fill in the circle next to each nominee you wish to withhold, as shown here: ●

To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. ☐

Signature of Stockholder ______ Date: ______ Signature of Stockholder ______ Date: ______

Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

- B 3 -